Exhibit 99.1

Company Contact:	Investor Relations Contact:
Barbara M. Lilley	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5102	Email: brett@haydenir.com
Email: lilleyb@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Receives Expected Notification From Nasdaq Related to Delayed Quarterly Report, Addresses Financial Reporting Challenges, and Advises on Annual Meeting

Westminster, MA – August 27, 2024– TechPrecision Corporation (NASDAQ: TPCS) (“TechPrecision” or “the Company”), today announced it received a notice (the “Notice”) on August 21, 2024 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because it had not timely filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”).

NASDAQ NOTICE AND FINANCIAL REPORTING ISSUES

As previously disclosed on a Current Report on Form 8-K filed by the Company on July 22, 2024, the Company received a notice (the “Initial Notice”) from Nasdaq on July 16, 2024 notifying the Company that due to the failure to timely file its Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (the “Form 10-K”) with the SEC, the Company was not in compliance with the Rule.

The Notice indicated that the Company has, per the Initial Notice, until September 16, 2024, to submit a plan to regain compliance with the Rule and that Nasdaq can grant an exception of up to 180 calendar days from the Form 10-K due date, or until January 13, 2025, to regain compliance. The Notice from Nasdaq has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Company’s failure to timely file the Form 10-K and 10-Q are largely the result of issues arising from the difficulties of integrating the financial reporting system of STADCO into the Company’s overall financial reporting structure due to the complexities of legacy pricing agreements and determining percentage-of-completion when STADCO did not use that metric prior to its acquisition and the difficulties in maintaining adequate financial staffing throughout the year, primarily at STADCO, but also at the Company level, despite the Company’s past and continuing attempts to fill and maintain several of these positions.

The Company has been and continues to work diligently to complete the financial reporting process for the Form 10-K and Form 10-Q and will file them as soon as possible. At the same time, the Company is working on implementing changes to address the issues that have caused delays in its timely filing or reports with the SEC.

For additional information regarding the Nasdaq notifications and related terms, please see the Current Report on Form 8-K the Company filed with the SEC today, which is available at sec.gov.

FY2025 ANNUAL MEETING

In June, the Company started the process to schedule its FY2025 Annual Meeting of Stockholders (the “Annual Meeting”) for September. The Company was required to halt the process when the late financial filing issues arose because NASDAQ requires the Company to solicit proxies for the Annual Meeting and the SEC requires the Company’s Annual Report (including audited financial statements for the fiscal year ended March 31, 2024) be made available to stockholders when sending out a proxy statement to solicit proxies. We will restart the process once the Form 10-K has been filed with the SEC.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, medical, and precision industrial. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements related to the filing of the Form 10-K and Form 10-Q and the scheduling of the Annual Meeting that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the conflicts in Eastern Europe and the Middle East, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.